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                                             Registration Statement No. 33-33095

________________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________


                       POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                           Trio-Tech International
          -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              California                              95-2086631
        ------------------------                   --------------------
            (State or other                         (I.R.S. Employer
            jurisdiction of                         Identification No.)
            incorporation or
             organization)


          355 Parkside Drive
        San Fernando, California                          91340
  -----------------------------------------         ---------------
  (Address of Principal Executive Offices)             (Zip Code)



                      The Trio-Tech 1989 Stock Option Plan
                  ----------------------------------------------------
                            (Full title of the plan)



                                   A. Charles Wilson
                                  355 Parkside Drive
                            San Fernando, California 91340
                   --------------------------------------------------
                         (Name and address of agent for service)

                                  (818) 365-9200
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)
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     Trio-Tech International, a California corporation (the "Company"), registered on Form S-8 Registration Statement No. 33-33095 an aggregate of 500,000 shares of the Common Stock, no par value per share (the "Common Stock"), of the Company issuable upon the exercise of stock options granted or to be granted under The Trio-Tech 1989 Stock Option Plan (the "Plan"). In 1997, the Company effected a three for two split of the Common Stock.

     Promptly after the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-33095, the Company intends to file a new Form S-8 to cover, in one registration statement, all shares of the Common Stock issuable upon the exercise of options granted or to be granted under various Company-stock option plans in order to streamline the Company's filings.

     The purpose of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-33095 is to deregister an aggregate of 7,500 shares of the Common Stock covered thereby representing shares covered by the Plan which have not been sold upon exercise of outstanding options granted thereunder (and after giving effect to the above-described stock split).

          The Company does hereby amend Form S-8 Registration Statement No. 33-33095 by removing from registration thereunder an aggregate of 7,500 shares of the Common Stock registered thereby for issuance upon the exercise of outstanding options granted pursuant to the Plan.

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                                   SIGNATURES

     Pursuant to Rule 478 of the rules and regulations promulgated under the Securities Act of 1933, as amended, and the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 33-33095 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Fernando, State of California, on the 23rd day of June, 2000.

                         TRIO-TECH INTERNATIONAL



                         By: s/A. CHARLES WILSON
                            --------------------
                            A. Charles Wilson,
                            Chairman of the Board

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